INVESTMENT ADVISORY AGREEMENT

                              _______________, 2006


                    CREDIT SUISSE CAPITAL FUNDS, on behalf of
                  Credit Suisse Long-Short Market Neutral Fund


Credit Suisse Asset Management, LLC
466 Lexington Avenue
New York, New York 10017-3147

Dear Sirs:

                  Credit Suisse Capital Funds (the "Trust"), a business trust organized and existing under the laws of the Commonwealth of Massachusetts, is an open-end, management investment company that currently offers five funds, one of which is the Credit Suisse Long-Short Market Neutral Fund (the "Fund"). The Trust on behalf of the Fund herewith confirms its agreement with Credit Suisse Asset Management, LLC (the "Adviser") as follows:

         1.       Investment Description; Appointment

                  The Trust desires to employ the capital of the Fund by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Declaration of Trust, as may be amended from time to time, and in its Prospectus and Statement of Additional Information relating to the Fund as from time to time in effect (the "Prospectus" and "SAI," respectively), and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Trust. Copies of the Trust's Prospectus and SAI relating to the Fund have been or will be submitted to the Adviser. The Trust desires to employ and hereby appoints the Adviser to act as investment adviser to the Fund. The Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

         2.       Services as Investment Adviser

                  Subject to the supervision and direction of the Board of Trustees of the Trust, the Adviser will (a) act in strict conformity with the Trust's Declaration of Trust, the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940, as the same may from time to time be amended, (b) manage the Fund's assets in accordance with the Fund's investment objectives and policies as stated in the Trust's Prospectus and SAI relating to the Fund, (c) make investment decisions for the Fund, (d) place purchase and sale orders for securities on behalf of the Fund, (e) exercise voting rights in respect of portfolio securities and other investments for the Fund, and (f) monitor and evaluate the services provided by the Fund's investment sub-adviser(s), if any, under the terms of the applicable investment sub-advisory agreement(s). In providing those services, the Adviser will provide investment research and supervision of the Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the

Adviser will furnish the Trust with whatever statistical information the Trust may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

                  Subject to the approval of the Board of Trustees of the Trust and where required, the Trust's shareholders, the Adviser may engage an investment sub-adviser or sub-advisers to provide advisory services in respect of the Fund and may delegate to such investment sub-adviser(s) the responsibilities described in subparagraphs (b), (c), (d) and (e) above. In the event that an investment sub-adviser's engagement has been terminated, the Adviser shall be responsible for furnishing the Fund with the services required to be performed by such investment sub-adviser(s) under the applicable investment sub-advisory agreements or arranging for a successor investment sub-adviser(s) to provide such services on terms and conditions acceptable to the Fund and the Trust's Board of Trustees and subject to the requirements of the 1940 Act.

         3.       Brokerage

                  In executing transactions for the Fund, selecting brokers or dealers and negotiating any brokerage commission rates, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Adviser will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as the same may from time to time be amended) provided to the Fund and/or other accounts over which the Adviser or an affiliate exercises investment discretion.

         4.       Information Provided to the Trust

                  The Adviser will keep the Trust informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Trust from time to time with whatever information the Adviser believes is appropriate for this purpose.

         5.       Standard of Care

                  The Adviser shall exercise its best judgment in rendering the services listed in paragraphs 2, 3 and 4 above. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or the Fund or to shareholders of the Trust or the Fund to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement.


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

         6.       Compensation

                  In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Adviser a monthly base fee of 1/12 of 1.00% of the average daily closing net asset value of the Fund ("Base Fee"), adjusted by the Performance Adjustment as set forth and defined in Schedule A to this Agreement. For any period less than a month during which this Agreement is in effect, the Base Fee shall be prorated according to the proportion which such period bears to the full month. For the purpose of determining fees payable to the Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Trust's Prospectus or SAI relating to the Fund.

         7.       Expenses

                  The Adviser will bear all expenses in connection with the performance of its services under this Agreement, including the fees payable to any investment sub-adviser engaged pursuant to paragraph 2 of this Agreement. The Fund will bear its proportionate share of certain other expenses to be incurred in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, directors, or employees of the Adviser, any sub-adviser or any of their affiliates; fees of any pricing service employed to value shares of the Fund; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Trust; and any extraordinary expenses.

                  The Trust will be responsible for nonrecurring expenses which may arise, including costs of litigation to which the Fund is a party and of indemnifying officers and Trustees of the Trust with respect to such litigation and other expenses as determined by the Trustees.

         8.       Services to Other Companies or Accounts

                  The Trust understands that the Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and to one or more other investment companies or series of investment companies, and the Trust has no objection to the Adviser so acting, provided that whenever the Fund and one or more other accounts or investment companies or portfolios advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed to be equitable to each entity. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Trust understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote


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

time and attention to other businesses or to render services of whatever kind or nature, provided that doing so does not adversely affect the ability of the adviser to perform its services under this Agreement.

         9.       Term of Agreement

                  This Agreement shall continue for an initial two-year period commencing on the date first written above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) the Board of Trustees of the Trust or (b) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of Trustees of the Trust or by vote of holders of a majority of the Fund's shares, or upon 90 days' written notice, by the Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in said
Act).

         10.      Representation by the Trust

                  The Trust represents that a copy of its Amended and Restated Declaration of Trust, dated February 22, 1996, together with all amendments thereto, are on file in the Office of the Secretary of the Commonwealth of Massachusetts.

         11.      Use of Names

                  The Trust recognizes that directors, officers and employees of the Adviser may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies) and that such other corporations and trusts may include the name "CS," "CSFB," "CSAM" or "Credit Suisse" as part of their names, and that the Adviser or its affiliates may enter into advisory or other agreements with such other corporations and trusts. If the Adviser ceases to act as the investment adviser of the Fund's shares, the Trust agrees that, at the Adviser's request, the Trust's license to use the words "CS," "CSFB," "CSAM" or "Credit Suisse" will terminate and that the Trust will take all necessary action to change the names of the Trust and the Fund to names not including the words "CS," "CSFB," "CSAM" or "Credit Suisse" (or any combination thereof).

          12.     Miscellaneous

                  Notice is hereby given that this Agreement is entered into on behalf of the Trust by an officer of the Trust in his capacity as an officer and not individually. It is understood and expressly stipulated that none of the Trustees or shareholders of the Trust or any Fund shall be personally liable hereunder. Neither the Trustees, officers, agents nor shareholders of the Trust or any Fund assume any personal liability for obligations entered into on behalf of the Fund. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund.


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

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                         Very truly yours,
                                         CREDIT SUISSE CAPITAL FUNDS


                                         By:
                                                  ------------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                        ------------------------

Accepted:

CREDIT SUISSE ASSET MANAGEMENT, LLC



By:
       -------------------------------
Name:
       -------------------------------
Title:
       -------------------------------


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

                                   SCHEDULE A
                             PERFORMANCE ADJUSTMENT


                  Beginning with the Base Fee payable for ______ 2006 and in month 13 from the date of this agreement, the Base Fee shall be adjusted monthly based upon the investment performance of the Fund's Class A shares in relation to the cumulative investment record of the Fund's benchmark, the 30-Day London Interbank Offer Rate (the "Index"), over the "Performance Period" (such adjustment being referred to herein as the "Performance Adjustment). The "Performance Period" is defined as the shorter of (a) the period from the date of this Agreement through the end of the month for which the fee is being calculated, and (b) the 36 month period preceding the end of the month for which the fee is being calculated.

                  The Performance Adjustment shall be calculated by subtracting the investment record of the Index from the investment performance of the Fund's Class A shares. If there is less than a 1.00% difference (plus or minus) between the investment performance of the Fund's Class A shares and the investment record of the Index, the Fund pays the Adviser the Base Fee with no adjustment. If the difference between the investment performance of the Fund's Class A shares and the investment record of the Index is 1.00% or greater during any Performance Period, the Base Fee will be subject to an upward or downward performance adjustment of 1/12 of 0.10% for every full 1.00% increment by which the Fund's Class A shares outperform or underperform the Index. The maximum percentage used in calculating the Performance Adjustment (positive or negative) in any month is 1/12 of 0.50%. The Performance Adjustment is applied against the Fund's average daily net assets during the Performance Period.

                  For purposes of computing the Base Fee and the Performance Adjustment, net assets are averaged over different periods (average daily net assets during the relevant month for the Base Fee versus average daily net assets during the Performance Period for the Performance Adjustment). The Base Fee is calculated and accrued daily. The Performance Adjustment is accrued daily and calculated monthly. The investment advisory fee is paid monthly in arrears.

                  The average daily net asset value of the Fund, or any class thereof, shall be determined in the manner set forth in the Trust's Declaration of Trust, Bylaws and registration statement, each as may be amended from time to time.

                  The investment performance of the Fund's Class A shares will be the sum of:
                  (1) the change in the Fund's net asset value ("NAV") per Class A share during the Performance Period; plus
                  (2) the value of the Fund's cash distributions per Class A share accumulated to the end of the Performance Period; plus
                  (3) the value of capital gains taxes per Class A share paid or payable on undistributed realized long-term capital gains accumulated to the end of the Performance Period; expressed as a percentage of the Fund's NAV per Class A share at the beginning of the Performance Period. For this purpose, the value of distributions per Class A share of realized capital gains, of dividends per Class A share paid from investment income and of capital gains taxes per Class A share paid or payable on undistributed realized long-term capital gains shall be


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

treated as reinvested in Class A shares of the Fund at the NAV in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes.

                  The investment record of the Index will be the sum of:
                  (1) the change in the level of the Index during the Performance Period; plus

                  (2) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Performance Period; expressed as a percentage of the Index level at the beginning of the Performance Period. For this purpose, cash distributions on the securities which comprise the Index shall be treated as reinvested in the index at least as frequently as the end of each calendar quarter following the payment of the dividend.

                  From time to time, subject to compliance with applicable law, the Trustees may, by vote of the Trustees of the Trust voting in person, including a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such parties, determine that a class of shares of the Fund other than Class A is the most appropriate for use in calculating the Performance Adjustment. If a different class of shares ("Successor Class") is substituted for Class A in calculating the Performance Adjustment, the use of that Successor Class of shares for purposes of calculating the Performance Adjustment may apply to the entire Performance Period so long as such Successor Class was outstanding at the beginning of such period. If the Successor Class of shares was not outstanding for all or a portion of the Performance Period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which such Successor Class was outstanding and any prior portion of the Performance Period shall be calculated using the class of shares previously designated


                                       7